Exhibit 10.07
RESTRICTED STOCK AGREEMENT

      THIS RESTRICTED STOCK AGREEMENT (the “Agreement”) is made and entered into effective __________, by and between OUTBACK STEAKHOUSE, INC., a Delaware corporation (the “Company”), and _____________, SSN __________ (“Grantee”), under the following circumstances:

WHEREAS, the Company desires to induce Grantee to become a member of the Board of Directors of the Company, and, in consideration of Grantee’s agreement to accept such directorship and to use his best efforts for the benefit of the Company during his tenure as a member of the Board of Directors of the Company, and not in lieu of any fees and other compensation for his services, the Company desires to enter this Agreement with the Grantee; and

WHEREAS, the Company considers it to be in its best interest to provide the Grantee an ownership interest in the Company and thereby an additional incentive to advance the interests of the Company; and

WHEREAS, the Grantee desires to acquire the restricted stock described herein, and, to do so, desires to enter into this Agreement with the Company;

NOW, THEREFORE, intending to be legally bound, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

Section 1. Grant.

On the effective date hereof the Company hereby grants to Grantee _______ shares of the Company’s Common Stock, $0.01 par value (the “Restricted Stock”).

The Restricted Stock has been granted pursuant to the Outback Steakhouse, Inc. Amended and Restated Stock Plan (the “Plan”) and is subject to all provisions of the Plan, which are hereby incorporated herein by reference, and to the following provisions of this Agreement (capitalized terms not defined herein are used as defined in the Plan):

Section 2. Vesting. The Restricted Stock will vest as follows:

Vesting Dates	Restricted Stock

On _________ (after one year from effective date)	______ (20%)
On _________ (after two years from effective date)	______ (20%)
On _________ (after three years from effective date)	______ (20%)
On _________ (after four years from effective date)	______ (20%)
On _________ (after five years from effective date) (“Final Vesting Date”)	______ (20%)

Section 3. Purchase Price. Grantee’s payment for the Restricted Stock is hereby deemed to be prior services rendered on behalf of the Company. The Restricted Stock will be issued in uncertificated form. The Restricted Stock will be recorded in the name of the Grantee in the books and records of the Company’s transfer agent. Upon vesting and Grantee’s compliance with Section 8 hereof, the Company shall cause certificates for the Restricted Stock to be issued to Grantee.

Director Restricted Stock Agreement 2005b

      Section 4. Transferability. The Restricted Stock cannot be transferred or encumbered in any manner prior to vesting except by will or the laws of descent and distribution. The transferee of any Restricted Stock will be subject to all restrictions, terms, and conditions applicable to the Restricted Stock.

Section 5. Termination of Service on the Board of Directors. If the Grantee does not remain on the Company’s Board of Directors through the Final Vesting Date, all shares of Restricted Stock not vested as of the date Grantee is no longer a member of the Board of Directors will be forfeited.

Section 6. Shareholder Rights and Restrictions. Except with regard to the disposition or encumbrance of Restricted Stock, the Grantee will generally have all rights of a shareholder with respect to the Restricted Stock from the date of grant, including, without limitation, the right to receive dividends with respect to such Restricted Stock and the right to vote such Restricted Stock, subject to any restrictions in this Agreement or in the Plan.

Section 7. Dividends. All dividends payable on the Restricted Stock (whether or not vested) will be payable in cash.

      Section 8. Taxes. Regardless of any action the Company takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related withholding (“Tax-Related Items”), the Grantee acknowledges that the ultimate liability for all Tax-Related Items is and remains the Grantee’s responsibility and that the Company (1) makes no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the grant, including the grant or lapse of the restrictions on the shares, the subsequent sale of shares and the receipt of any dividends; and (2) does not commit to structure the terms of the grant or any aspect of the grant to reduce or eliminate your liability for Tax-Related Items.

     The Grantee shall pay or make adequate arrangements satisfactory to the Company to satisfy all withholding and payment on account obligations of the Company. If the Grantee does not make such payment to or arrangements with the Company, the Company shall have the right to withhold from any payment of any kind otherwise due to the Grantee from the Company, any federal, state or local taxes of any kind required by law to be withheld with respect to the award or vesting of the Restricted Stock. Alternatively, or in addition, if permissible under local law, the Company may (a) sell or arrange for the sale of the Restricted Stock to meet the withholding obligation for Tax-Related Items, and/or (b) withhold such amount in shares of Restricted Stock, provided that the Company only withholds the amount of Restricted Stock necessary to satisfy the minimum withholding amount. Finally, the Grantee shall pay to the Company any amount of Tax-Related Items that the Company may be required to withhold as a result of the Grantee’s receipt of Restricted Stock that cannot be satisfied by the means previously described. The Company may refuse to honor the exercise and refuse to deliver the Restricted Stock if the Grantee fails to comply with the Grantee’s obligations in connection with the Tax-Related Items as described in this section.

For purposes of Internal Revenue Code Section 83, the Grantee’s receipt of Restricted Stock may be deemed a transfer in connection with the performance of services. Because of the restrictions on transfer and vesting requirements, the Grantee will recognize taxable income in the tax year in which the Restricted Stock vests. The amount of taxable income is the fair market value of the Restricted Stock at the time the Restricted Stock vests.  As an alternative, an election is available under Internal Revenue Code Section 83(b) to include the excess amount in taxable income for the year of the grant. If a Section 83(b) election were made, the Company would report the value of the Restricted Stock to the Internal Revenue Service and will include the excess amount on your W-2 for the year of grant.  IN CONSIDERATION OF THE GRANTEE’S EMPLOYMENT AND THE ISSUANCE OF THE RESTRICTED STOCK TO

Director Restricted Stock Agreement 2005b

THE GRANTEE, THE GRANTEE AGREES NOT TO MAKE A SECTION 83(b) ELECTION WITH RESPECT TO THE RESTRICTED STOCK.

Section 9. Subject to the Plan. This Agreement is made and the Restricted Stock evidenced hereby are granted under and pursuant to, and they are expressly made subject to all of the terms and conditions of, the Plan, notwithstanding anything herein to the contrary. The Grantee hereby acknowledges receipt of a copy of the Plan and that the Grantee has read and understands the terms and conditions of the Plan.

Section 10. Securities Law Compliance.

(a) The Grantee agrees that the Company may impose such restrictions on the Restricted Stock as are deemed advisable by the Company, including, without limitation, restrictions relating to listing or trading requirements. The Grantee further agrees that certificates representing the Restricted Stock may bear such legends and statements as the Company shall deem appropriate or advisable to assure, among other things, compliance with applicable securities laws, rules, and regulations.

(b) The Grantee agrees that any Restricted Stock which the Grantee may acquire by virtue of this Agreement may not be transferred, sold, assigned, pledged, hypothecated or otherwise disposed of by the Grantee unless (i) a registration statement or post-effective amendment to a registration statement under the Securities Act of 1933, as amended, with respect to such Restricted Stock has become effective so as to permit the sale or other disposition of such Restricted Stock by the Grantee, or (ii) there is presented to the Company an opinion of counsel satisfactory to the Company to the effect that the sale or other proposed disposition of such Restricted Stock by the Grantee may lawfully be made otherwise than pursuant to an effective registration statement or post-effective amendment to a registration statement relating to such Restricted Stock under the Securities Act of 1933, as amended.

Section 11. Rights of the Grantee. The granting of the Restricted Stock shall in and of itself not confer any right of the Grantee to continue as a member of the Board of Directors of the Company, and shall not interfere in any way with the right of the Company, its Board of Directors, or shareholders to terminate the Grantee's directorship at any time, subject to the terms of the Certificate of Incorporation and Bylaws of the Company, and the laws of the State of Delaware.

Section 12. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, except to the extent otherwise governed by Federal law.

Section 13 Right to Withhold Amounts Owed to the Company. The Company shall have the right to condition the vesting of any shares of Restricted Stock on the Grantee’s payment of all amounts then due and owing to the Company or any subsidiary or affiliate.

      IN WITNESS WHEREOF, the parties have subscribed their names hereto.

“COMPANY”

Attest:		OUTBACK STEAKHOUSE, INC.,
a Delaware corporation

By:		By:
	JOSEPH J. KADOW, Secretary	PAUL E. AVERY, Chief Operating Officer

Director Restricted Stock Agreement 2005b

DATE OF GRANT: ____________________________

ACCEPTANCE OF AGREEMENT

The Grantee hereby:

(a) Acknowledges that he has received a copy of the Plan and a copy of the Company’s most recent Annual Report and other communications routinely distributed to the Company’s shareholders;

(b) Accepts this Agreement and the Restricted Stock granted to him/her under this Agreement subject to all provisions of the Plan and this Agreement;

(c) Represents and warrants to the Company that he is acquiring the Restricted Stock for his/her own account, for investment, and not with a view to or any present intention of selling or distributing the Restricted Stock either now or at any specific or determinable future time or period or upon the occurrence or nonoccurrence of any predetermined or reasonably foreseeable event; and

(d) Agrees that no transfer of the Restricted Stock will be made unless the Restricted Stock have been duly registered under all applicable Federal and state securities laws pursuant to a then effective registration which contemplates the proposed transfer or unless the Company has received the written opinion of, or satisfactory to, its legal counsel that the proposed transfer is exempt from such registration.

Grantee’s Signature:

__________________________________________
                _______________________

Director Restricted Stock Agreement 2005b